Execution Copy

                                    GUARANTEE


      This GUARANTEE (this "GUARANTEE"), dated as of December 23, 2005, is entered into by and among Tommy Hilfiger Corporation, a company incorporated under the laws of the British Virgin Islands (the "COMPANY"), and Apax Europe VI A, L.P. ("FUND A") and Apax Europe VI-1, L.P. ("FUND 1" and, together with Fund A, the "GUARANTOR"). Capitalized terms used herein without definition have the meanings given to them in the Merger Agreement (as defined below).


                                    RECITALS


      WHEREAS, concurrently with the execution and delivery of this Guarantee, the Company, BMD Venture Capital B.V., a Netherlands limited liability company ("PARENT") and Elmira (BVI) Unlimited, an unlimited company organized under the laws of the British Virgin Islands and a direct wholly-owned subsidiary of Parent ("MERGER SUB"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), providing for the Merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth therein;


      WHEREAS, Parent is an Affiliate of the Guarantor; and


      WHEREAS, in order to induce the Company to enter into the Merger Agreement, the Guarantor has agreed to enter into this Guarantee;


      NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Guarantor hereby agree as follows:


      1. GUARANTEE. The Guarantor hereby absolutely, irrevocably and unconditionally guarantees to the Company the prompt and complete payment and performance of Parent's and Merger Sub's obligations to the Company arising (i) under the Merger Agreement in the event of an intentional breach by Parent or Merger Sub of such obligations or (ii) under Section 7.2(e) of the Merger Agreement (the "GUARANTEED OBLIGATIONS"); PROVIDED, HOWEVER, that the maximum aggregate liability of the Guarantor hereunder, when taken together with all amounts paid by Parent or Merger Sub to the Company with respect to all claims pursuant to or in connection with the Merger Agreement (including pursuant to Section 7.2(e) thereof), shall not exceed the amount of fifty million dollars (US$ 50,000,000) (the "MAXIMUM AMOUNT"). The Company hereby agrees that in no event shall the Guarantor be required to pay to any Person under, in respect of, or in connection with this Guarantee, when taken together with all amounts paid by Parent or Merger Sub to the Company with respect to all claims pursuant to or in connection with the Merger Agreement (including pursuant to Section 7.2(e) thereof), more than the Maximum Amount, and that Guarantor shall not have any obligation or liability to any Person relating to, arising out of or in connection with, this Guarantee other than as expressly set forth herein. Fund A and Fund 1 shall be jointly and severally responsible for the Guaranteed Obligations and any obligations of the Guarantor under this Guarantee.


      2. TERMS OF GUARANTEE.


      (a) This Guarantee is one of payment, not collection, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee, irrespective of whether any action is brought against Parent or Merger Sub or whether Parent or Merger Sub is joined in any such action or actions. The Company shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Parent and/or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect the Guarantor's obligations hereunder. In the event that any payment to the Company in respect of the Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Guaranteed Obligations as if such payment had not been made.


      (b) Notwithstanding any other provision of this Guarantee, the Company hereby agrees that the Guarantor may assert, as a defense to any payment or performance by such Guarantor under this Guarantee, any defense that Parent or Merger Sub could assert against the Company under the terms of the Merger Agreement.


      3. CHANGES IN OBLIGATIONS, CERTAIN WAIVERS.


      (a) The Guarantor agrees that the Company may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any of the Guaranteed Obligations (provided that the foregoing shall be subject to the consent of Parent and Merger Sub to the extent such extension involves an amendment of the Merger Agreement), and may also make any agreement with Parent or Merger Sub, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Company and Parent and/or Merger Sub without in any way impairing or affecting the Guarantor's obligations under this Guarantee. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure (or delay) of the Company to assert any claim or demand or to enforce any right or remedy against Parent or Merger Sub; (b) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement or any other agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations; (c) the addition, substitution or release of any entity or other person interested in the transactions contemplated by the Merger Agreement; (d) any change in the corporate existence, structure or ownership of

Parent or Merger Sub; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent or Merger Sub; (f) the existence of any claim, set-off or other right which the Guarantor may have at any time against Parent or Merger Sub or the Company, whether in connection with the Obligations or otherwise; or (g) the adequacy of any other means the Company may have of obtaining payment of any of the Guaranteed Obligations. To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any law which would otherwise require any election of remedies by the Company. The Guarantor waives promptness, diligence, notice of the acceptance of this Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Parent or Merger Sub, and all suretyship defenses generally. The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.


      (b) The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Parent or Merger Sub, and Fund A and Fund 1 hereby unconditionally and irrevocably agree not to exercise any rights that they may now have or hereafter acquire against each other, in each case that arise from the existence, payment, performance, or enforcement of the Guarantor's obligations under or in respect of this Guarantee or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Company against Parent and/or Merger Sub, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Parent and/or Merger Sub, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guarantee shall have been paid in full in cash. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guarantee, such amount shall be received and held in trust for the benefit of the Company, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Company in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guarantee, in accordance with the terms of the Merger Agreement, whether matured or unmatured, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guarantee thereafter arising.


      4. SOLE REMEDY.


      (a) The Company hereby acknowledges and agrees that each of Parent and Merger Sub have no assets as of the date hereof, and that the Company shall not have any right to cause
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

any monies to be contributed to Parent or Merger Sub by any current, former or prospective stockholder of Parent, Merger Sub or Guarantor or any of their respective Affiliates or any current, former or prospective officer, director, employee, general or limited partner, member or investor of the foregoing.


      (b) The Company hereby agrees that, except in the case of fraud by the Guarantor, no Person other than the Guarantor shall have any obligation or liability arising out of, in connection with or relating to this Guarantee and that, except in the case of fraud by the Guarantor, neither the Company nor any other Person shall have any remedy, recourse or right of recovery hereunder against any current, former or prospective stockholder of Parent, Merger Sub or Guarantor or any of their respective Affiliates (other than Guarantor) or any current, former or prospective officer, director, employee, general or limited partner, member or investor of the foregoing (including of Guarantor), whether through Guarantor or otherwise, by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Parent or Merger Sub against Guarantor or against any current, former or prospective stockholder of Guarantor or any of its Affiliates or any current, former or prospective officer, director, employee, general or limited partner, member or investor of the foregoing or otherwise.


      (c) Except in the case of fraud by the Guarantor, recourse by the Company against the Guarantor under this Guarantee shall be the sole and exclusive remedy of the Company against the Guarantor or any of its Affiliates (other than Parent and Merger Sub) in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby. The Company hereby covenants and agrees that, except in the case of fraud by the Guarantor, it shall not institute, and shall cause its Affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement (including by reason of the Financing Commitment related to the Equity Financing) or the transactions contemplated thereby, against the Guarantor or any of its Affiliates (other than Parent and Merger Sub), except for claims by the Company against the Guarantor under this Guarantee. Nothing set forth in this Guarantee shall affect or be construed to affect any liability of Parent or Merger Sub to the Company or shall confer or give, or shall be construed to confer or give, to any Person other than the Company (including any Person acting in a representative capacity) any rights or remedies against any Person in respect of or relating to any obligation or liability of the Guarantor arising out of, in connection with or relating to this Guarantee.


      (d) Except in the case of fraud by the Guarantor, the Company acknowledges and agrees that neither Parent nor Merger Sub shall have any liability to the Company in respect of any claims for monetary damages that the Company may bring against Parent or Merger Sub pursuant to or in connection with the Merger Agreement or this Guarantee that are in an aggregate amount, together with all other such claims that have been brought by the Company against and paid by Parent and/or Merger Sub, all amounts paid by Parent pursuant to Section 7.2(e) of the Merger Agreement and all amounts paid pursuant to this Guarantee, in excess of the Maximum Amount, and that if the payment to the Company of any judgment for monetary damages, when taken together with any amounts paid by Parent pursuant to Section 7.2(e) of the Merger Agreement and any amounts paid pursuant to this Guarantee, would cause the Maximum

Amount to be exceeded, such judgment shall be paid only in such portion as would not cause the Maximum Amount to be exceeded.


      5. TERMINATION. This Guarantee shall terminate at the Effective Time. In the event that the Company or any of its Affiliates asserts in any litigation relating to this Guarantee that the provisions of Section 1 hereof limiting the maximum aggregate liability of the Guarantors to the Maximum Amount or the provisions of Section 4 hereof are illegal, invalid or unenforceable in whole or in part, the obligations of the Guarantor under this Guarantee shall terminate forthwith and shall thereupon be null and void; PROVIDED, however, that if the Guarantor asserts in any litigation or other proceeding that this Guarantee is illegal, invalid or unenforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law), then, to the extent the Company prevails in such litigation or proceeding, the Guarantor shall pay on demand all reasonable fees and out of pocket expenses of the Company in connection with such litigation or proceeding.


      6. CONTINUING GUARANTEE. Unless terminated pursuant to the provisions of
Section 5 hereof, this Guarantee is a continuing one and shall remain in full force and effect until the indefeasible payment and satisfaction in full of the Guaranteed Obligations, and shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted transferees and assigns.


      7. REPRESENTATIONS AND COVENANTS OF GUARANTOR.


         (i) ORGANIZATION; AUTHORIZATION. Guarantor is a legal entity duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action of Guarantor, and no other action or proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Guarantee has been duly and validly executed and delivered by Guarantor and this Guarantee constitutes a legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting creditors' rights generally and by general equitable principles.


         (ii) NO CONFLICT. The execution and delivery by Guarantor of this Guarantee does not, and the consummation of the transactions contemplated hereby, and compliance with the provisions hereof will not (i) result in any violation of, or default (with or without notice or lapse of time, or both)


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
              under, or give rise to a right of termination, cancellation or acceleration of any obligation under any Contract to which Guarantor is a party or by which Guarantor is bound or result in the creation of any Lien upon any of the properties or assets of,
              (ii) conflict with or result in any violation of any provision of the organizational documents of Guarantor or (iii) conflict with or violate any Laws or Orders applicable to Guarantor, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, Lien or other circumstance that would not prevent or materially delay Guarantor from performing its obligations under this Guarantee or taking any action necessary to consummate the transactions contemplated hereby.


        (iii) CAPACITY. The Guarantor has the financial capacity to pay and perform its obligations under this Guarantee, and all funds necessary for the Guarantor to fulfill its obligations under this Guarantee shall be available to the Guarantor for so long as this Guarantee shall remain in effect.


      8. ENTIRE AGREEMENT. This Guarantee constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and except for the right of the Company, on behalf of its shareholders, to pursue damages (subject to Section 8.11 of the Merger Agreement) in the event of Parent's or Merger Sub's intentional breach of the Merger Agreement, which right is hereby acknowledged and agreed by Guarantor, this Agreement is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.


      9. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guarantee shall be valid and binding unless it is in writing and signed, in the case of an amendment, by the Guarantor and the Company, or in the case of waiver, by the party against whom the waiver is sought to be enforced. No waiver by a party of any breach or violation of, or default under, this Guarantee shall be deemed to extend to any prior or subsequent breach, violation or default hereunder or to affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No delay or omission by any party in exercising any right, power or remedy under this Guarantee (nor any partial exercise of the same) shall operate as a waiver thereof. Each and every right, remedy and power hereby granted to the Company or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Company at any time or from time to time.


      10. COUNTERPARTS. This Guarantee may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Guarantee shall become effective when duly executed by each party hereto.

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


      11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopy or telex, overnight courier service or by registered or certified mail (postage prepaid, return receipt requested), to the respective parties at the following addresses or at such addresses as shall be specified by the parties by like notice:


      (a) If to the Guarantor:

                Apax Europe VI A, L.P.
                13-15 Victoria Road
                St. Peter Port,
                Guernsey, Channel Islands

           and

                Apax Europe VI-1, L.P.
                13-15 Victoria Road
                St. Peter Port
                Guernsey, Channel Islands


      with a copy to:

                Skadden, Arps, Slate, Meagher & Flom LLP
                Four Times Square
                New York, New York
                Telecopy:  (212) 735-2000
                Attention:     Lou R. Kling
                               Howard L. Ellin

           and

                Clifford Chance U.S. LP
                31 West 52nd Street
                New York, New York  10019
                Telecopy:  (212) 878-8375
                Attention:  Brian Hoffmann


      (b) If to the Company:

                Tommy Hilfiger Corporation
                9/F, Novel Industrial Building
                850-870 Lai Chi Kok Road
                Cheung Sha Wan, Kowloon
                Hong Kong

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

                Telecopy: (212) 549-6125
                Attention: Nancy T.Y. Shum

           with copies to:

                Tommy Hilfiger USA, Inc.
                25 West 39th Street
                New York, New York 10018
                Telecopy: (212) 549-6125
                Attention:  James Gallagher, Esq.

           with copies to:

                Wachtell, Lipton, Rosen & Katz
                51 West 52nd Street
                New York, New York  10019
                Telecopy:  (212) 403-2000
                           Attention: Eric S. Robinson


      12. GOVERNING LAW. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that mandatory provisions of federal law apply.


      13. JURISDICTION AND VENUE; SERVICE OF PROCESS. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Guarantee and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Guarantee and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in a federal court (or if not able to be brought in such court, in a state court) located in the Borough of Manhattan, City of New York. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Guarantee or any of the transactions contemplated by this Guarantee in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Guarantee, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 13, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Guarantee, or the subject mater hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in
Section 11 of this Guarantee; PROVIDED, however, that nothing in this Guarantee shall affect the right of any party hereto to serve process in any other manner permitted by law.


      14. WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS GUARANTEE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE AND ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAVER, (C) IT MAKES SUCH WAVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS CONTAINED IN THIS SECTION 14.


      15. SEVERABILITY. Any term or provision of this Guarantee that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Guarantee or affecting the validity or enforceability of any terms or provisions of this Guarantee in any other jurisdiction so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party; PROVIDED, however, that this Guarantee may not be enforced without giving effect to the limitation of the amount payable hereunder to the Maximum Amount provided in Section 1 hereof and to the provisions of Sections 3 and 4 hereof. No party hereto shall assert, and each party shall cause its respective Affiliates not to assert, that this Guarantee or any part hereof is invalid, illegal or unenforceable.


      16. HEADINGS. Headings are used for reference purposes only and do not affect the meaning or interpretation of this Guarantee.


      17. PARTIES IN INTEREST. This Guarantee shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Guarantee, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Guarantee.

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


      18. NO ASSIGNMENT. The Guarantor may not assign its rights, interests or obligations hereunder to any other person (except by operation of law) without the prior written consent of the Company.

                 [Signatures follow on next page]


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

      IN WITNESS WHEREOF, the undersigned have executed and delivered this Guarantee as of the date first above written.



                                /s/ Peter Englander      /s/ Paul Fitzsimons
                                ------------------------------------------
                                Name: Peter Englander     Name: Paul Fitzsimons
                                Title: Director                 Title: Director

                                Apax Partners Europe Managers Ltd.
                                acting in its capacity as manager of
                                Apax Europe VI-1, L.P.



                                /s/ Peter Englander     /s/ Paul Fitzsimons
                                -----------------------------------------
                                Name: Peter Englander      Name: Paul Fitzsimons
                                Title: Director            Title: Director

                                Apax Partners Europe Managers Ltd.
                                acting in its capacity as manager of
                                Apax Europe VI-A, L.P.









                               Tommy Hilfiger Corporation


                               By. /s/ David F. Dyer
                                  ----------------------------
                                   Name: David F. Dyer
                                   Title: Chief Executive Officer and President